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                                                                     EXHIBIT 8.2

                               November 20, 2003


To The Addressees Listed
   on Schedule I Attached Hereto

     Re:  NovaStar Mortgage Funding Trust, Series 2003-4
          NovaStar Home Equity Loan Asset-Backed Certificates, Series 2003-4
          ------------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as tax counsel to NovaStar Mortgage Funding Corporation, a Delaware corporation (the "Company") and NovaStar Mortgage Inc., a Delaware corporation (the "Seller") as to certain matters in connection with the issuance and delivery of certain asset-backed certificates denominated NovaStar Mortgage Funding Trust, Series 2003-4, NovaStar Home Equity Loan Asset-Backed Certificates, Series 2003-4 Class A-1 Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-3 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class X Certificates, Class P Certificates, Class O Certificates, Class I Certificates and Class R Certificates (collectively, the "Certificates"). The Certificates are being issued pursuant to a pooling and servicing agreement dated as of November 1, 2003 (the "Pooling and Servicing Agreement"), among the Company, NovaStar Mortgage Inc., as servicer, Wachovia Bank, National Association, as custodian and JPMorgan Chase Bank, as trustee. Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in Appendix A to the Pooling and Servicing Agreement.

          As tax counsel, we have examined such documents as we have deemed appropriate for the purposes of rendering the opinions set forth below including the following: (a) a prospectus dated August 24, 2003 and a prospectus supplement dated November 17, 2003 (the "Prospectus Supplement," and together the "Prospectus") with respect to the Offered Certificates, (b) an executed copy of the Pooling and Servicing Agreement and the exhibits attached thereto and (c) other documents and matters of fact and law as we deem necessary for the purposes of the opinions expressed below.

          In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

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To the Addressees Listed on
 Schedule I Attached Hereto
November 20, 2003
Page 2


          Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service.

          Based on the foregoing, and such investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

               1. Assuming that (a) each of REMIC I, REMIC II, REMIC III, REMIC IV and the Master REMIC created under the Pooling and Servicing Agreement elect, as it has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Code and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, each of REMIC I, REMIC II, REMIC III, REMIC IV and the Master REMIC will be treated as a REMIC.

               2. Subject to the above, (a) the Class A-1 Certificates, other than its Cap Contract Rights, (b) the Class A-2A Certificates, other than its Cap Contract Rights, (c) the Class A-2B Certificates, other than its Cap Contract Rights, (d) the Class A-2C Certificates, other than its Cap Contract Rights, (e) the Class A-3 Certificates, other than its Cap Contract Rights, (f) the Class M-1 Certificates, other than its Cap Contract Rights, (g) the Class M-2 Certificates, other than its Cap Contract Rights, (h) the Class M-3 Certificates, other than its Cap Contract Rights, (i) the Class B-1 Certificates, other than its Cap Contract Rights, (j) the Class B-2 Certificates, other than its Cap Contract Rights, (k) the Class B-3 Certificates, other than its Cap Contract Rights, (l) the Class I Certificates, (m) the Class X Certificates, (n) the Class P Certificates and (o) the Class O Certificates will each be treated as one or more "regular interests" in the Master REMIC (collectively, the "Master REMIC Regular Interests"). The Class R-V Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in the Master REMIC.

               3. The REMIC IV Regular Interests will be treated as the "regular interests," and the Class R-IV Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in REMIC IV.

               4. The REMIC III Regular Interests will be treated as the "regular interests," and the Class R-III Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in REMIC III.

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To the Addressees Listed on
 Schedule I Attached Hereto
November 20, 2003
Page 3

               5. The REMIC II Regular Interests will be treated as the "regular interests," and the Class R-II Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in REMIC II.

               6. The REMIC I Regular Interests will be treated as the "regular interests," and the Class R-I Interest, evidenced by the Class R Certificates, will be treated as the "residual interest" in REMIC I.

               7. The statements in the Prospectus under the heading "Material Federal Income Tax Consequences," as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

               8. As a consequence of the qualification of the Master REMIC as a REMIC, the Master REMIC Regular Interests will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the Master REMIC consist of qualifying assets under such sections. In addition, as a consequence of the qualification of the Master REMIC as a REMIC, interest on the Master REMIC Regular Interests will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code to the extent that the Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code.

          Our opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof.

          We express no opinion on any matter not discussed in this letter. This opinion is rendered as of the Closing Date, for the sole benefit of each addressee, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

                                        Very truly yours,

                                        /s/ Dewey Ballantine LLP

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                                   SCHEDULE I

Wachovia Capital Markets, LLC          Greenwich Capital Markets, Inc.
One Wachovia Center                    600 Steamboat Road
301 South College Street, TW-06        Greenwich, CT 06830
Charlotte, NC  28288-0610

Morgan Stanley & Co. Incorporated      NovaStar Financial Inc.
1585 Broadway                          8140 Ward Parkway
New York, NY 10036                     Suite 300
                                       Kansas City, Missouri 64114
NovaStar Mortgage Inc.                 NovaStar Capital, Inc.
8140 Ward Parkway                      8140 Ward Parkway
Suite 300                              Suite 300
Kansas City, Missouri 64114            Kansas City, Missouri 64114
NovaStar Mortgage Funding Corporation  Standard & Poor's Ratings Group
8140 Ward Parkway                      (A Division of the McGraw-Hill Companies)
Suite 300                              555 Water Street - 40/th/ Floor
Kansas City, Missouri 64114            New York, NY  10041

Moody's Investors Service, Inc.        JPMorgan Chase Bank
99 Church Street                       4 New York Plaza, 6/th/ Floor
New York, NY  10007                    New York, NY 10004-2477

Wachovia Bank, National Association    Deutsche Bank Securities Inc.
4527 Metropolitan Court                60 Wall Street
Suite C                                New York, New York 10005
Frederick, MD 21701